Exhibit 99.1

GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (“Release”) is made and entered into by and between MicroStrategy Services Corporation (“MicroStrategy”) and Donald Hunt (“Employee”).

WHEREAS, Employee and MicroStrategy have agreed that Employee’s employment with MicroStrategy and/or with any of its subsidiaries, affiliates or related companies (together, the “Company”) will terminate on November 9, 2012 (the “Termination Date”);

WHEREAS, Employee and the Company desire to enter into the following Release to resolve all issues between them including, but not limited to, those relating to Employee’s employment with the Company, and the termination thereof; and;

WHEREAS, Employee wishes to receive, and the Company has offered to provide, valuable consideration in exchange for execution by Employee of this Release;

NOW THEREFORE, in consideration of the payments and benefits listed below, and provided by the Company, Employee agrees to all of the following:

1. Complete Release by Employee.

(a) Release. In exchange for the consideration stated below and provided to Employee by the Company, Employee irrevocably and unconditionally releases the Released Parties listed in Subsection 1(b) from any and all claims, promises, offers, debts, causes of action or similar rights of any type or nature that Employee may have as of the date of the execution of this Release, including but not limited to those described in Subsection 1(c) and except as provided in Subsection 1(d).

(b) Released Parties. The “Released Parties” are the Company, all of its current and former parents, subsidiaries, affiliates, related companies, partnerships, or joint ventures (including but not limited to MicroStrategy Services Corporation and/or MicroStrategy Incorporated), and, with respect to each such entity, its predecessors and successors and all of its past, present, and future parents, agents, directors, officers, managers, supervisors, employees, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and their successors.

(c) Claims Released. The claims released include but are not limited to those which in any way relate to: (a) Employee’s employment with the Company or the termination of Employee’s employment, such as claims for compensation, sales incentive compensation, special payments, sign on bonuses, retention bonuses or any other cash bonuses, commissions, stock grants, option grants, lost wages, meal and rest period payments or premiums, unused accrued vacation or sick pay, relocation benefits; (b) the design or administration of any employee benefit plan or Employee’s entitlement to benefits under any such plan; (c) any rights Employee may have to severance or similar income replacement benefits under any plan of the Company; (d) any rights Employee may have to the continued receipt of health or life insurance-type benefits, except for any rights Employee may have to benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); (e) any claims to attorneys’ fees or other indemnities; and (f) any other claims or demands Employee may have on any basis. The claims released, for example, may have arisen under any of the following statutes or common law doctrines:

(i)	Anti-Discrimination Statutes, such as Title VII of the Civil Rights Act of 1964, § 1981 of the Civil Rights Act of 1866 and Executive Order 11246; the Equal Pay Act; the Americans With Disabilities Act and § 503 and § 504 of the Rehabilitation Act of 1973; the Genetic Information Nondiscrimination Act of 2008; and any other federal, state or local law or regulation prohibiting retaliation or discrimination on the basis of race, color, national origin, religion, gender, disability, age, marital status, sexual orientation, gender identity, genetic information or any other protected characteristic.

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(ii)	Other Federal Statutes, and their state or local counterparts, such as the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; and the Employee Retirement Income Security Act of 1974 (“ERISA”).

(iii)	Other Laws, such as state or local laws or regulations restricting an employer’s right to terminate employees, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, relating to salary, commission, compensation, or benefits, or otherwise regulating employment; laws or regulations limiting unfair competition; laws or regulations relating to the private enforcement of state labor codes, and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, unfair competition, negligent misrepresentation, libel, slander, defamation and similar or related claims.

(iv)	Age Discrimination In Employment Act

1.

Employee also acknowledges and agrees that Employee is waiving and releasing any and all claims or rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled as an employee of the Company. Employee further acknowledges that Employee is advised that: (a) Employee should consult with an attorney (at Employee’s own expense) prior to executing this Release (Employee understands that whether Employee consults an attorney or not is Employee’s decision); (b) this Release does not waive or release any rights or claims Employee may have under the ADEA which may arise after Employee executes this Release; and (c) if Employee is age forty (40) or older on the date Employee signs this Release (i) Employee has at least twenty-one (21) days in which to consider this Release (although Employee may choose to execute this Release earlier but not before the conclusion of Employee’s last day of employment); (ii) Employee has seven (7) days following

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execution of this Release to revoke this Release (to be effective, any revocation must be actually received in writing by the Company by 12:00 a.m. on the eighth day); and (iii) this Release shall not be effective until the revocation period has expired.

2.	Employee acknowledges and agrees that Employee was given a copy of this Release and has carefully read it and understands it, that Employee has been given the opportunity to consult with the persons identified in Section 11 regarding this Release and that Employee has entered into this Release voluntarily and with full knowledge of its final and binding effect.

(d) Claims Not Released. This Release does not release: (a) Employee’s claims for reimbursement of business expenses owed to Employee, provided, however, that Employee represents that all expenditures have been submitted in accordance with Company policy prior to the date Employee signs this Release; (b) any pending claims for Workers’ Compensation benefits that have been submitted in writing to the Company prior to the Company issuing notice to Employee of Employee’s termination; (c) any claims Employee may now have to vested benefits in any 401(k), pension plan or other employee benefits plans; and (d) Employee’s right to enforce this Release. This Release also does not release any other claim or abridge any legal right that as a matter of law cannot be released or abridged by private agreement between the Company and Employee.

(e) Release Extends to Known and Unknown, Suspected and Unsuspected Claims. This Release covers both claims that Employee knows about or suspects as well as those Employee does not know about or does not suspect, and Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown and unsuspected claims.

(f) No Pursuit of Released Claims. Employee represents that Employee has not filed, submitted or caused to be filed any lawsuit, complaint or charge pertaining in any way to Employee’s employment or encompassing any claim released by this Release. Employee promises never to file, prosecute, join, opt-in or participate in a lawsuit (including a collective or class action) or other complaint or charge asserting any claims that are released by this Release. This promise, however, shall not limit and does not affect Employee’s right to challenge the validity of this Release under the ADEA or Older Workers Benefit Protection Act. Notwithstanding the foregoing, nothing in this Subsection precludes Employee from filing an administrative charge of discrimination or an administrative charge within the jurisdiction of the National Labor Relations Board, or from filing a charge or communicating with any other federal, state or local government office, official or agency. Employee promises never to seek or accept any damages, remedies, or other relief for Employee personally (any right to which Employee hereby waives and promises never to accept) with respect to any claim included in Section 1 of this Release, in any proceeding including, but not limited to, any Equal Employment Opportunity Commission (“EEOC”) proceeding.

(g) Further Representations.

(i)	Employee warrants and represents that, as of the date of execution of this Release, Employee is not aware of any violations of law by the Company or any of the Released Parties.

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(ii)	Employee represents and warrants that Employee is not aware of any facts that would (a) establish, (b) tend to establish, or (c) in any way support an allegation of a potential violation by any of the Released Parties of the federal False Claims Act (and/or any state or local qui tam counterpart) or that to the extent Employee has or ever had any such information, Employee has reported the information to the Company in accordance with Company policy. The term “potential violation” includes the presentation by any of the Released Parties of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds, with the presentation or creation being made with actual knowledge by any of the Released Parties of the falsity, or with deliberate ignorance or reckless disregard of the falsity.

(iii)	Employee represents and warrants that Employee is not aware of any facts that would (a) establish, (b) tend to establish, or (c) in any way support an allegation that any of the Released Parties has engaged in conduct that Employee believes to constitute a violation of any rule or regulation of the Securities and Exchange Commission, or any provision of federal law relating to fraud against shareholders pursuant to the Sarbanes-Oxley Act and/or any state or local counterpart.

(iv)	Employee represents and warrants that under the Family and Medical Leave Act of 1993, as amended, and/or any state or local counterpart (collectively, “FMLA”) that Employee (a) has received all leave required and currently does not, and in the past did not, have any claim for denial of any such leave, and (b) does not claim that the Company violated or denied him rights under the FMLA or retaliated against Employee in any way for exercising rights under the FMLA.

(v)	Employee represents and warrants that under the federal Fair Labor Standards Act and/or any state or local counterpart (collectively, “FLSA”) that Employee (a) was properly classified as either exempt or nonexempt from overtime (i.e., as either ineligible or eligible to receive overtime), (b) has been fully paid for all hours Employee worked for the Company, and (c) does not claim that the Company violated or denied any wage and hour rights under the FLSA.

2. Payments and Benefits. In exchange for the release and other promises made by Employee herein, the Company will provide the following benefits to Employee:

(a) The Company will pay to Employee the lump sum of four hundred sixty seven thousand dollars ($467,000.00), which includes an estimated Q3 2012 bonus of one hundred ninety one thousand dollars ($191,000.00), less applicable taxes and other withholdings. Employee acknowledges and agrees that the bonus monies identified in this Agreement are a fair and accurate representation of what Employee is due, and expressly agrees and acknowledges that he is not entitled to any further monies, whether in the form of wages, bonuses, or any other payment or benefit, from Employer. Employee further acknowledges and agrees that he has been fully and

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fairly compensated for his employment with Employer. Payment will be made in a lump sum as soon as administratively practicable after Employee executes and returns this Release and the revocation period (if applicable) has expired.

(b) After the termination of Employee’s Group Insurance coverage on November 9, 2012, Employee will be entitled to continue health benefits under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Should Employee elect to continue health benefits coverage through timely submission of a COBRA election form, the Company will cover Employee for the cost of COBRA premiums for a period of eighteen (18) weeks beginning the day after Employee executes and returns this Release and the revocation period (if applicable) has expired.

3. Existing Obligations Continue. Employee agrees to remain bound by any Company agreement relating to confidential information, invention, nonsolicitation, arbitration, or similar matters to which Employee is now subject. The provisions of the MicroStrategy Confidentiality, Non-Competition and Proprietary Rights Agreement, herein referred to as the MicroStrategy Agreement, signed by Employee on March 23, 2011 are incorporated as if set forth fully herein.

4. Return of Property. Employee represents that Employee personally returned, by close of business on Employee’s Termination Date, all Company property (tangible, intangible, paper or electronic), including but not limited to all keys, credit cards, manuals, computers, PDAs, equipment and software, records, data, plans, customer lists, computer programs and related documentation or other materials of any nature which are in Employee’s possession or control and any and all copies thereof; and that Employee has not compromised, corrupted, misappropriated, damaged or inappropriately shared, uploaded, or downloaded Company data.

5. No Disparagement. Employee agrees to refrain from making untruthful or disparaging statements in any private or public forum, including but not limited to newspapers, television, radio, or the internet, about any Released Party, Employee’s employment with the Company, or any general matter concerning any Released Party’s reputation, standing in the business community, business practices, or products; provided, however, that nothing in this Release will prohibit Employee from (a) complying with any valid subpoena or court order; or (b) initiating or cooperating with any official investigation conducted by a law enforcement agency.

6. Agreement to Cooperate With the Company. Employee agrees to assist the Company in any formal or informal legal matters in which Employee is named as a party or has knowledge relevant to the matter. Employee understands that Employee will receive no additional pay for Employee’s assistance beyond that provided in this Release, and that Employee in rendering such services will be acting as a bona fide independent contractor.

7. Standard Reference. Consistent with its policies, the Company will only confirm Employee’s dates of employment with the Company, Employee’s job title, and salary in any references it may provide.

8. No Liability Admitted. Employee understands and agrees that this Release and the payments and benefits described in this Release do not constitute an admission by the Company or any Released Party, or any of their present or former officers, directors, members, employees, consultants, representatives, independent contractors or related entities, of any liability to Employee or wrongdoing whatsoever and that this Release is not admissible as evidence in any proceeding other than for enforcement of its provisions.

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9. Tax Consequences. Employee understands that Employee is obligated to pay any taxes, interest or penalties which may be due should a final tax determination be rendered that any portion of the benefits and/or payments herein is taxable to Employee (or accorded different tax treatment) under any applicable provision of federal, state or local law. Employee acknowledges that neither the Company nor any of its attorneys or representatives has made any promise, representation or warranty, express or implied, regarding the tax consequences of any consideration paid pursuant to this Release. Employee agrees that the Company is to withhold all taxes it determines it is legally required to withhold. Employee further agrees not to make any claim against the Company or any other person based on how the Company reports amounts paid under this Release to tax authorities or if an adverse determination is made as to the tax treatment of any amounts payable under this Release.

10. No Other Inducements. Employee acknowledges that no promise or agreement not expressed in this Release has been made to Employee.

11. Confidentiality of Agreement. Employee agrees to keep the fact and terms of this Release and all benefits and payments confidential, and Employee will not publicize them or communicate them in any newspaper, electronic media or other public or private forum, or in any manner whatsoever, except the terms may be disclosed to Employee’s lawyers, accountants and immediate family or as required by law or by subpoena. Employee will, however, caution his/her lawyers, accountants and immediate family against any public or private disclosure of the above information.

12. Challenges to Validity.

(a) Should Employee attempt to challenge the enforceability of this Release, Employee agrees first to deliver a certified check to the Company for all cash benefits received in conjunction with this Release and to invite the Company to cancel this Release. If the Company accepts Employee’s offer, this Release will be canceled. If it rejects Employee’s offer, the Company will notify employee and deposit the amount repaid in an interest-bearing account pending a determination of the enforceability of this Release. If the Release is determined to be enforceable, the Company will pay Employee the amount in the account, less any amounts Employee owes the Company. If this Release is not enforceable, the Company or its designee is to retain the account.

(b) The provisions of Subsection 12(a) shall not be applicable to challenges to the validity of this Release under the ADEA or Older Workers Benefit Protection Act, nor will the Company seek any damages of any sort against Employee for Employee’s having made such a challenge.

13. Binding Nature of Release. This Release shall be binding on Employee’s heirs, legal representatives, administrators, executors, and assigns, and shall inure to the benefit of the Released Parties and their heirs, legal representatives, administrators, executors, and assigns.

14. No Assignment. Employee’s rights, duties or obligations under this Release may not be assigned, delegated or transferred.

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15. Interpretation. This Release will be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term “or” will be deemed to include the term “and” and the singular or plural number will be deemed to include the other. Section headings used in this Release are intended solely for convenience of reference and will not be used in the interpretation of any of this Release.

16. Dispute Resolution. Any dispute arising between the parties, including but not limited to those concerning the formation, validity, interpretation, effect, or alleged violations of this Release, the arbitrability of any dispute, any federal, state or local statutory claim (including discrimination or retaliation statutes), contract claims, tort claims, and claims of any other sort, must be submitted to arbitration pursuant to the terms of the Employee Acknowledgement Form and Agreement to Arbitrate signed by Employee.

17. Law Governing. This Release shall be governed by and construed under the laws of the Commonwealth of Virginia; provided, however, that the dispute resolution process in the Employee Acknowledgement and Agreement to Arbitrate and referenced in Section 16, shall be governed by the Federal Arbitration Act unless it is found by a decisionmaker of competent jurisdiction not to be governed by the Federal Arbitration Act, in which case it will be governed by Virginia law.

18. Entire Agreement. This Release, the MicroStrategy Agreement, and the Employee Acknowledgement Form and Agreement to Arbitrate comprise the entire agreement between the parties regarding the matters contained herein and has been entered into by Employee with a full understanding of its terms, with an opportunity to consult with counsel and without inducement or duress. This Release may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. This Release may not be changed orally, and any written change or amendment must be signed and accepted on behalf of MicroStrategy Services Corporation by Douglas K. Thede, or his successor or designee. This Release, the MicroStrategy Agreement, and the Employee Acknowledgement Form and Agreement to Arbitrate, which constitute this entire agreement, supersede any prior or contemporaneous agreement, arrangement or understanding on their subject matter.

19. Severability. The provisions of this Release are severable. If any provision in this Release is found to be unenforceable, all other provisions will remain fully enforceable.

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SIGNATURE PAGES (1 of 2)

INSTRUCTIONS IF YOU ARE AGE FORTY (40) OR OLDER

AS OF THE DATE YOU SIGN THIS RELEASE

•	You may not make any changes to this Release and you may not sign this Release until after your Termination Date.

•

You must (1) sign and date this Release where indicated below, and (2) return the original fully executed Release so that it is received by Vincent Gabriele at MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, VA 22182 within five (5) business days of the date on which you signed it. You may submit the form by facsimile at (703) 714-1288 to meet the deadline, but if you do so, you must also provide the original executed agreement by mail thereafter.

•	You have up to twenty-one (21) days after receiving this Release to consider and sign it, although you may waive this time period by signing it sooner (but not until after your Termination Date).

•	You have another seven (7) days after signing this Release in which to revoke this Release, and this Release does not take effect until that seven-day period has ended.

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SIGNATURE PAGES (2 of 2)

PLEASE READ THIS RELEASE CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS.

Acknowledged and Agreed:

DONALD HUNT

/s/ Donald W. Hunt	November 9, 2012
Employee’s Signature	Date

FOR MICROSTRATEGY SERVICES CORPORATION

/s/ Eileen M. Foley	November 13, 2012
(For) Douglas K. Thede	Date

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